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                                                                    Exhibit 10.2

                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 1, 1998, is made by and between TRA Acquisition Corp., a New York corporation (hereinafter, the "Company"), and Daniel W. Fish (hereinafter "Executive").

                             W I T N E S S E T H:
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     WHEREAS, pursuant to the terms of an Asset Purchase Agreement, dated as of
March 31, 1998 (the "Acquisition Agreement"), by and among Market Facts, Inc. ("MFI"), the Company, Donald E. Rupnow and Daniel W. Fish, and Tandem Research Associates, Inc. ("TRA"), the Company will acquire substantially all of TRA's assets; and

     WHEREAS, the Company desires to employ Executive after the consummation of the transactions contemplated by the Acquisition Agreement on terms which will encourage the attention and dedication of Executive to the Company as one of its key employees; and

     WHEREAS, Executive is willing to accept such employment by the Company on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Employment. The Company employs Executive as the President of its Audit Division, and Executive accepts such employment and agrees to serve the Company, in each case upon and subject to the terms and conditions set forth herein, which terms and conditions shall supersede any other oral or written employment agreement(s) entered into by and between TRA and Executive prior to the date of this Agreement.

     2. Term. The Company agrees to employ Executive as provided in Section 1 hereof for a term of employment commencing on the date hereof and continuing for a term of three (3) years thereafter, unless earlier terminated in accordance with the provisions of Section 7 hereof (the "Term of Employment").

     3. Duties. The Company hereby employs, engages, and hires Executive in the capacity set forth in Section 1 hereof and Executive hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision of the Company's Board of Directors. Executive shall perform such duties as are consistent with the duties performed by Executive for TRA prior to the date hereof. Executive shall devote all of his working time and efforts to the business and affairs of the Company, consistent with the amount of time devoted by Executive in connection with his duties for TRA prior to the date hereof.

     Executive shall perform such services wherever the Company shall in good faith direct; however, Executive shall not be required to remove his permanent residency from the New York, New York area or travel outside such area in excess of an average of two (2) days per month.

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     4.   Compensation. The Company agrees to pay Executive a base salary of
$150,000 per year (hereinafter "Base Salary"), payable in accordance with the Company's customary payroll practices, subject to all payroll deductions for FICA, federal, state and local taxes, as required by law.

     5. Expenses. The Company shall reimburse Executive for his business expenses (including expenditures for travel, meals, hotel accommodations, and the like) incurred in the course of his employment hereunder, provided that Executive submits the documentation necessary for deduction of the payments by the Company on its income tax returns. In the event that any of Executive's expenses so reimbursed pursuant to this Agreement are disallowed as a business expense by the tax authorities due to lack of supporting evidence, Executive shall be responsible to the Company for any tax consequences incurred by the Company as a result thereof.

     6. Executive Benefits. Executive shall be entitled to participate in the Company's current vacation, retirement, insurance, disability, medical coverage and other fringe benefit programs in accordance with the terms of those programs, and this Agreement is not intended to be in lieu of any rights, benefits and privileges to which Executive may be entitled as an employee of the Company under any such programs as may now be in effect or may hereafter be adopted.

     7.   Termination.

          (a) Basis. Executive's employment may be terminated hereunder by the Company or Executive without any breach of this Agreement under the following circumstances and subject to the provisions set forth elsewhere herein:

               (i) The Company, Without Cause. After the third anniversary of the date of this Agreement, the Company may terminate Executive's employment hereunder at any time by written notice to Executive.

               (ii) Executive, Without Cause. Executive may terminate his employment hereunder at any time by giving the Company not less than sixty
     (60) days prior written notice.

               (iii) Death. Executive's employment hereunder shall terminate upon his death.

               (iv) Disability. The Company may terminate the Executive's employment hereunder at any time in the event of Executive's disability. "Disability" is defined to mean Executive's inability to substantially perform his normal duties for twenty-four (24) weeks (not necessarily continuous or calendar weeks) during any twelve (12) successive months. In the event of a dispute as to Executive's inability to perform his duties, the Company may refer the same to a licensed practicing physician of the Company's choice, and Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

               (v) For Cause. The Company may terminate Executive's employment hereunder at any time for Cause. "Cause" shall mean (a) Executive's conviction of fraud or any felony, or (b) a willful and material breach of this Agreement by the Executive,

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     which breach has not been cured and remedied by Executive within fifteen
     (15) days after written notice from the Company's Board of Directors to Executive describing such breach in reasonable detail.

               (vi) By Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of Executive and the Company's Board of Directors. Any such termination shall be memorialized by an agreement which is reduced to writing and signed by Executive and a duly authorized officer of the Company.

          (b) Notice of Termination. Any termination of Executive's employment by the Company or by Executive pursuant to Section 7 hereof (other than pursuant to Section 7(a)(iii) above) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment if such termination is pursuant to clauses
(iv) or (v) of Section 7(a).

          (c) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the earlier of (i) the third anniversary of the date of this Agreement, (ii) if such termination is pursuant to Section 7(a)(ii) hereof, the date specified in the Notice of Termination as the last day of employment of Executive or, if no such date is specified, on the sixtieth (60th) day following Notice of Termination, (iii) if such termination is pursuant to Section 7(a)(iii) hereof, the date of Executive=s death, and (iv) in all other cases, the date specified in the Notice of Termination as the last day of Executive=s employment or, if no date is specified, at the end of the month in which the Notice of Termination is given.

     8.   Rights Upon Termination.

          (a)  If Executive's employment is terminated other than pursuant to
Section 7(a)(v) herein, the Company shall pay to Executive the unpaid portion of any Base Salary due and payable to Executive at and as of the Date of Termination. In addition, if Executive's employment is terminated other than pursuant to Sections 7(a) (i), (iii) or (v) herein, Executive shall receive the Base Salary payable to Executive under Section 4 above at the intervals provided therein, from the Date of Termination to the respective date set forth below:

               (i) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(ii) hereof, the date specified in the Notice of Termination or if no such termination date is specified, the 60th day after the date of the Notice of Termination (or such earlier applicable date as may be provided herein);

               (ii) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(iv) by reason of Executive's Disability, then until the earlier of the third anniversary of the date of this Agreement or first anniversary of the Date of Termination, Executive shall be entitled to receive such portion of Base Salary as would have been paid to Executive pursuant to the Company's disability programs then in effect, if such Notice of Termination had not been given by the Company; and

               (iii) if Executive's employment is terminated pursuant to the provisions of Section 7(a)(vi), the termination date mutually agreed by the Company and Executive.

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          (b)  If Executive's employment is terminated by his death, or if
Executive's death shall occur prior to his receipt of the payments provided for in Section 8(a) above, such payment(s) shall be paid to Executive's designated beneficiary, or if he or she predeceases Executive, to Executive's estate.

     9. Executive's Authority. Until such time as a Notice of Termination is given pursuant to Section 7(b) hereof, Executive shall have the right and authority to operate the Company's business in the ordinary course, consistent with the standards set forth in Section 2.3(e) of the Acquisition Agreement.

     10. Non-Competition Provisions. Executive agrees that during his employment with the Company and for a period of one (1) year following the Date of Termination, Executive shall not, directly or indirectly:

          (a) own, manage, operate, control, be employed by, or participate in, the ownership, management, operation or control of any business similar to or competitive with the type of business conducted by the Company on or before the termination of Executive's employment, or by aid to others do anything which would tend to divert from the Company any trade or business, provided that this restriction shall not prevent Executive from owning up to one percent (1%) of the securities of any entity whose securities are traded on a recognized securities exchange or listed on a daily basis by the NASDAQ system;

          (b) solicit or otherwise attempt to induce any clients of the Company on whose account Executive has worked during the two (2) years prior to the termination of Executive's employment to terminate their relationship with the Company or otherwise divert from the Company and/or its affiliates any trade or business being conducted by such customers with the Company or otherwise provide any services similar to the services provided by the Company to such customers; or

          (c) recruit, solicit or otherwise induce or influence any employee or agent of the Company to terminate their employment or agency relationship with the Company, or employ, seek to employ, or cause any other business competitive to the Company to employ or seek to employ any person who is then (or was at any time within the six months prior thereto) employed by the Company.

     11. Confidential Information. Executive recognizes that as a key member of the Company's management, Executive has and will continue to occupy a position of trust with respect to such business information of a secret or confidential nature which is the property of the Company or any of its subsidiaries or affiliates and which has been or will be used by or imparted to Executive from time to time in the course of Executive's duties. Executive therefore agrees that:

          (a) Executive shall not at any time during the term of this Agreement or thereafter, except in the performance of his duties hereunder, use or disclose directly or indirectly to any third person any such information.

          (b) Executive shall return promptly on the termination of Executive's employment for whatever reason (or in the event of Executive's death, Executive's personal representative shall return) to the Company at its direction and expense any and all copies of

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records, drawings, writings, blueprints, materials, memoranda and other data pertaining to such secret or confidential information.

          (c) The term "information of a secret or confidential nature" means information of any nature and in any form which at the time or times concerned is not known to those persons engaged in businesses similar to those conducted or contemplated by the Company which relates to any one or more of the aspects of the Company's business, including, but not limited to, tests, test procedures, test programs and systems, patents and patent applications; copyrights or copyright applications, inventions and improvements, whether patentable or not; writings whether copyrightable or not; development projects; machines; machine designs and the materials for machines; policies, processes, formulas, techniques, know-how, data, data bases, computer designs, computer programs whether embodied in source or object code, computer languages or formats and other facts relating to design, construction, development utilization, manufacturing or servicing of machines or programs or relating to materials for machines or programs; to plant layout or to plant operations; policies, processes, formulas, techniques, know-how and other facts relating to sales, marketing advertising, promotions, financial matters, customers, customer lists, customers' purchases, or requirements, and other trade secrets, both tangible and intangible, in writing and orally imparted.

     12.  Intellectual Property Rights.

          (a) The Company shall have all rights including international priority rights in: all tests, procedures, inventions, developments and discoveries, whether or not patentable, and all suggestions, proposals, computer programs and writings, including any copyright interests therein, which Executive authors, conceives or makes, either solely or jointly with others during his employment with the Company which: (i) relate to any subject matter with which Executive's work for the Company may be concerned; (ii) relate to the business products or services or actual or demonstrably anticipated research or development projects of the Company; (iii) involve the use of the time, equipment, materials or facilities of the Company; or (iv) relate or are applicable to any phase of the Company=s business. Further, Executive agrees to execute all documents and to take all actions as may be necessary in order to assign all rights to or otherwise vest good title to the Company in the property and proprietary rights described in this subparagraph (a).

          (b) The Company shall have no rights in inventions and writings made or conceived by Executive prior to his employment with the Company which are:
(i) embodied in a United States Letters Patent, Copyright Registration or an application for United States Letters Patent or Copyright Registration filed prior to the commencement of his employment; or (ii) owned by a former employer prior to Executive's employment by the Company; or (iii) disclosed in detail in a writing attached hereto or provided to the Company within one (1) week of the execution hereof. The acceptance of such disclosure by the Company shall not create a confidential relationship.

          In addition to the foregoing, the Company shall have no rights in any inventions made or conceived by Executive which do not involve any equipment, supplies, facilities or materials of the Company and which are developed entirely on Executive's own time unless: (i) the invention relates to the business, products or services of the Company; (ii) the invention relates to actual or demonstrably anticipated research or development projects of the Company, or (iii) the invention results from any services performed by Executive for the Company.

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          (c)  Executive will disclose promptly in writing to the Company all ideas, inventions, improvements, discoveries and writings, whether or not patentable or copyrightable, made or conceived by him either solely or in collaboration with others during his employment with the Company, whether or not during regular working hours, and, if based on confidential information as defined in Section 11(c) hereof, within one (1) year thereafter, if such inventions or writings relate to either: (i) the subject of Executive's work for the Company; (ii) products, projects, programs or business of the Company of which Executive had knowledge in the course of Executive's work or otherwise; or
(iii) any business of the Company during Executive's employment.

          (d) Executive shall maintain for disclosure to the Company complete written records of all such inventions and writings. Such records shall bear dates and signatures and show (i) the full nature thereof, and (ii) the critical dates pertaining to conception, development, reduction to practice, and embodiment in a tangible form. Such records shall be the sole property of and be readily available to the Company.

          (e) Executive will, during the term of his employment and thereafter, at the request of the Company and without expense to Executive: (i) cooperate in the procurement in the name of Executive of patent, utility model, design and copyright protection to cover such inventions and writings, including the execution of domestic, foreign, divisional, continuing and re-issue applications for Letters Patent, Utility Models, Designs and Copyright Registrations and assignments thereof; and (ii) execute all documents, make all rightful oaths, testify in all proceedings in Government Offices or in the Courts concerning such inventions and writings, and generally do everything lawfully possible in any controversy or otherwise to aid the Company to obtain, enjoy and enforce proper protection of such property.

     13. Remedy. Executive understands that the Company would not have any adequate remedy at law for the material breach or threatened breach by Executive of any one or more of the covenants set forth in Section 10, 11 and 12 of this Agreement and agrees that in the event of any such material breach or threatened breach, the Company shall be entitled to preliminary and permanent injunctive relief without bond in any court of competent jurisdiction, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

     14. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

     16. Assignment. This Agreement shall not be assignable by either party without the express written consent of the other party hereto.

     17. Amendment. No amendment or modification of the terms of this Agreement shall be binding upon either party unless approved by Executive and the Company's Board of Directors and reduced to writing and signed by Executive and a duly authorized officer of the Company.

     18. Notices. All notices, reports and payments made pursuant to this Agreement shall be addressed to the Company in care of Market Facts, Inc., 3040 West Salt Creek Lane,

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Arlington Heights, Illinois 60005, attention President. Notices to Executive shall be addressed to Executive at 14 Jennifer Lane, Hartsdale, New York 10530. Either addressee may change its (his) address upon prior written notice.

     19. Entire Agreement. This Agreement and the Acquisition Agreement contain the entire agreement between the Company and Executive and supersedes any and all previous agreements, written or oral, between the parties relating to the subject matter hereof.

     20. Severability. The provisions of this Agreement shall be severable. The unenforceability or invalidity of any one or more provisions, clauses, or sentences hereof shall not render any other provision, clause or sentence herein contained unenforceable or invalid. The portion of the Agreement which is not invalid or unenforceable shall be considered enforceable and binding on the parties and the invalid or unenforceable provision(s), clauses(s) or sentence(s) shall be deemed excised, modified or restricted to the extent necessary to render the same valid and enforceable, and this Agreement shall be construed as if such invalid or unenforceable provision(s), clause(s), or sentence(s) were omitted.

     21. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of New York, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate on the date first above written.


TRA ACQUISITION CORP.                    EXECUTIVE


By: /s/ Sanford M. Schwartz              /s/ Daniel W. Fish
    -----------------------              ------------------
    Sanford M. Schwartz                  Daniel W. Fish
    Vice President

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